As filed with the Securities and Exchange Commission on February 3, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CARMELL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	86-1645738
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2403 Sidney Street, Suite 300

Pittsburgh, PA 15203 (412) 894-8248

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Rajiv Shukla

Chief Executive Officer

Carmell Corporation

2403 Sidney Street, Suite 300

Pittsburgh, PA 15203 (412) 894-8248

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael A. Hedge, Esq.

K&L Gates LLP

1 Park Plaza Twelfth Floor Irvine, CA 92614

Telephone: (949) 253-0900

Approximate date of commencement of proposed sale to the public: From time to time, after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains:

•
a base prospectus, which covers the offering, issuance and sale by Carmell Corporation, a Delaware corporation (the “Company”), of up to $100,000,000 of the Company’s common stock, preferred stock, debt securities, warrants and units from time to time in one or more offerings; and

•
a resale prospectus, which covers the offering and sale of up to 17,397,460 shares of the Company’s common stock that may be sold in one or more secondary offerings by the Selling Stockholders named in the resale prospectus.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus, other than the shares that may be sold under the resale prospectus, will be specified in a prospectus supplement to the base prospectus. The resale prospectus immediately follows the base prospectus. Any amounts sold pursuant to the resale prospectus will not be counted toward the aggregate amount sold in the past 12 months when calculating the shelf availability amount pursuant to General Instruction I.B.6 of Form S-3 for primary offering.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated February 3, 2025

PROSPECTUS

Carmell Corporation

$100,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

This prospectus relates to common stock, preferred stock, debt securities, warrants and units that Carmell Corporation, a Delaware corporation (the “Company,” “we,” “us,” or “our”), may sell from time to time in one or more offerings on terms to be determined at the time of sale. We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement for those securities.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. See “Plan of Distribution” in this prospectus. We may also describe the plan of distribution for any particular offering of these securities in any applicable prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

Our common stock trades on the Nasdaq Capital Market under the symbol “CTCX.” On January 31, 2025, the last reported sale price for our common stock was $0.434 per share.

INVESTING IN OUR SECURITIES INVOLVES RISKS. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES DESCRIBED UNDER THE HEADING “RISK FACTORS” CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND ANY RELATED FREE WRITING PROSPECTUS, AND UNDER SIMILAR HEADINGS IN OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS OR ANY SUCH PROSPECTUS SUPPLEMENT. SEE “RISK FACTORS” ON PAGE 5 OF THIS PROSPECTUS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is , 2025.

Table of Contents

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 (the “Registration Statement”) that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf process, we may from time to time sell any combination of securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration process, we will provide a prospectus supplement that will contain specific information about the terms of the securities being offered. That prospectus supplement may include a discussion of any risk factors or other special consideration that apply to those securities. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and a prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and any applicable prospectus supplement together with additional information described below under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

When acquiring any securities discussed in this prospectus, you should rely on the information provided in this prospectus and the prospectus supplement, including the information incorporated by reference. Neither we, nor any underwriters or agents, have authorized anyone to provide you with different information. We are not offering the securities in any state where such an offer is prohibited. You should not assume that the information in this prospectus, any prospectus supplement, or any document incorporated by reference, is truthful or complete at any date other than the date mentioned on the cover page of those documents. You should also carefully review the section entitled “Risk Factors”, which highlights certain risks associated with an investment in our securities, to determine whether an investment in our securities is appropriate for you.

Unless the context indicates otherwise, in this prospectus, the terms “Carmell,” the “Company,” “our company,” “we,” “us,” or “our,” prior to the closing of the Business Combination (as defined below), are intended to refer to Carmell Therapeutics Corporation, a Delaware corporation, and after the closing of the Business Combination, are intended to refer to Carmell Corporation, a Delaware corporation, and its consolidated subsidiaries.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain information set forth in this prospectus or incorporated by reference in this prospectus may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are intended to be covered by the “safe harbor” created by those sections. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “continue,” or the negative of such terms or other similar expressions. Such statements include, but are not limited to, the launch and commercialization of our products and the execution of our business strategy, as well as all other statements other than statements of historical fact included in this prospectus.

We cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. These forward-looking statements are subject to a number of significant risks and uncertainties that could cause actual results to differ materially from expected results, including, those described under the caption “Risk Factors” in this prospectus, and in our reports filed with the SEC. Most of these factors are outside of Carmell’s control and are difficult to predict. Furthermore, if the forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame or at all. Any forward- looking statement made by us in this prospectus is based only on information currently available to us and speaks only as of the date on which it is made. Except as required by law, we undertake no obligation to publicly update any forward-looking statement contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this prospectus.

PROSPECTUS SUMMARY

This summary contains basic information about us and our business but does not contain all of the information that is important to your investment decision. You should carefully read this summary together with the more detailed information contained elsewhere in this prospectus, any applicable prospectus supplement, and any documents incorporated herein by reference before making an investment decision. Investors should carefully consider the information set forth under the caption “Risk Factors” appearing elsewhere in this prospectus.

Overview

Carmell is a bio-aesthetics company that utilizes the Carmell SecretomeTM to support skin and hair health. The Carmell SecretomeTM consists of a potent cocktail of growth factors and proteins extracted from allogeneic human platelets sourced from U.S. Food and Drug Administration-approved tissue banks. Over the past seven years, Carmell has extensively tested the technology underpinning the Carmell SecretomeTM. In addition, we have developed a novel microemulsion formulation that enables delivery of lipophilic and hydrophilic ingredients without relying on the Foul FourteenTM, which are 14 potentially harmful excipients that are commonly used by other companies to impart texture, stability, and other desirable physicochemical attributes to cosmetic products. Additionally, Carmell’s microemulsion formulations do not utilize mineral or vegetable oils across its entire product line and are designed to be non-comedogenic. We are also developing a line of men’s products and a line of topical haircare products. All of our cosmetic skincare and haircare products are tailored to meet the demanding technical requirements of professional care providers and discerning retail consumers. Our product pipeline also includes innovative regenerative bone and tissue healing products that are under development.

Business Combination

On July 14, 2023 (the “Closing Date”), we consummated a business combination (the “Business Combination”) pursuant to the terms of the Business Combination Agreement, date as of January 4, 2023 (the “Business Combination Agreement”), by and among Alpha Healthcare Acquisition Corp. III, a Delaware corporation and the predecessor to Carmell (“Alpha”), Carmell Therapeutics Corporation, a Delaware corporation (“Legacy Carmell”), and Candy Merger Sub, Inc., a Delaware corporation (“Merger Sub”), pursuant to which Merger Sub merged with and into Legacy Carmell, with Legacy Carmell as the surviving company of the Business Combination. Pursuant to the Business Combination Agreement, on the Closing Date, Alpha changed its name to “Carmell Therapeutics Corporation” and Legacy Carmell changed its name to “Carmell Regen Med Corporation.” On August 1, 2023, Carmell filed an amendment to its Third Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) with the Delaware Secretary of State to change its name to “Carmell Corporation.”

Corporate Information

Legacy Carmell was incorporated under the laws of the State of Delaware on November 5, 2008. Alpha was incorporated under the laws of the State of Delaware on January 21, 2021 in order to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities.

Our principal corporate office is located at 2403 Sidney Street, Suite 300, Pittsburgh, PA 15203, and our telephone number is (412) 894-8248. Our website is www.carmellcorp.com. The information contained in or accessible from our website is not incorporated by reference in this prospectus or in any filings we make with the SEC. We have included our website address in this prospectus solely as an inactive textual reference.

Emerging Growth Company

The Jumpstart Our Business Startups Act (the “JOBS Act”) was enacted in April 2012 with the intention of encouraging capital formation in the United States and reducing the regulatory burden on newly public companies that qualify as “emerging growth companies.” We are an emerging growth company within the meaning of the JOBS Act. As an emerging growth company, we may take advantage of certain exemptions from various public reporting requirements, including not being required to have our internal control over financial reporting be audited by our independent registered public accounting firm pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, certain reduced disclosure requirements related to the disclosure of executive compensation in this prospectus and in our periodic reports and proxy statements and exemptions from the requirement that we hold a nonbinding advisory vote on executive compensation and any golden parachute payments. We may take advantage of these exemptions until we are no longer an emerging growth company.

In addition, under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have elected to use this extended transition period until we are no longer an emerging growth company or until we affirmatively and irrevocably opt out of the extended transition period. Accordingly, our consolidated financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

We will remain an emerging growth company until the earliest to occur of (i) the last day of the fiscal year in which we have more than $1.235 billion in annual revenue; (ii) the date we qualify as a “large accelerated filer,” with at least $700 million of equity securities held by non-affiliates; (iii) the date on which we have issued, in any three-year period, more than $1.0 billion in non-convertible debt securities; and (iv) December 31, 2026 (the last day of the fiscal year following the fifth anniversary of the consummation of the initial public offering of Alpha (the “IPO”)).

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risk factors described in our Annual Report on Form 10-K for our most recent fiscal year (together with any material changes thereto contained in subsequent filed Quarterly Reports on Form 10-Q) and those contained in our other filings with the SEC, which are incorporated by reference in this prospectus and any accompanying prospectus supplement.

The prospectus supplement applicable to each type or series of securities we offer may contain a discussion of risks applicable to the particular types of securities that we are offering under that prospectus supplement. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the caption “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained in the prospectus supplement or appearing or incorporated by reference in this prospectus. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of our securities offered by this prospectus. Unless we indicate otherwise in the applicable prospectus supplement, we anticipate that any net proceeds will be used for working capital and general corporate purposes. We will set forth in the applicable prospectus supplement our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement. Pending these uses, we intend to invest the net proceeds in a variety of capital preservation instruments, which may include all or a combination of short-term and long-term interest-bearing instruments, investment-grade securities, and direct or guaranteed obligations of the U.S. government.

DESCRIPTION OF SECURITIES WE MAY OFFER

We may issue from time to time, in one or more offerings, the following securities:

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shares of common stock;
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shares of preferred stock;
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debt securities, which may include senior debt securities, subordinated debt securities and senior subordinated debt securities;
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warrants for the purchase of debt securities, preferred stock or common stock; and
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units consisting of two or more of the foregoing.

Set forth below is a description of the common stock and preferred stock that may be offered under this prospectus. We will set forth in the applicable prospectus supplement and/or free writing prospectus a description of the debt securities and warrants that may be offered under this prospectus. The terms of the offering of our common stock, preferred stock or any such other securities, the initial offering price and the net proceeds to us will be contained in the prospectus supplement, and other offering material, relating to such offer.

We may sell the securities being offered pursuant to this prospectus directly to purchasers, to or through underwriters, through dealers or agents, or through a combination of such methods. The prospectus supplement with respect to the securities being offered will set forth the terms of the offering of those securities, including the names of any such underwriters, dealers or agents, the purchase price, the net proceeds to us, any underwriting discounts and other items constituting underwriters’ compensation, the initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such securities may be listed.

DESCRIPTION OF COMMON STOCK

The following description is a summary of some of the terms of our common stock. The descriptions in this prospectus of our securities and our organizational documents do not purport to be complete and are subject to, and qualified in their entirety by reference to, our organizational documents, copies of which have been or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus form a part, and the applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”). For information on how to obtain copies of our Certificate of Incorporation and our bylaws (the “Bylaws”), see “Where You Can Find More Information.”

Authorized Capital

Under the Certificate of Incorporation, the Company is authorized to issue up to 270,000,000 shares of capital stock, consisting of 250,000,000 shares of common stock, par value $0.0001 per share (“common stock”) and 20,000,000 shares of preferred stock, par value $0.0001 per share (“preferred stock”). Our authorized but unissued shares of common stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded.

Voting Rights

Except as otherwise provided in the Certificate of Incorporation or Bylaws, each stockholder is entitled to one vote for each share of common stock registered in the name of such stockholder upon the books of the Company. Except as otherwise required by law or the Certificate of Incorporation, at any annual or special meeting of the stockholders of the Company, holders of common stock shall have the exclusive right to vote for the election of directors and on all other matters properly submitted to a vote of the stockholders; provided, however, that, except as otherwise required by law or the Certificate of Incorporation, holders of shares of common stock shall not be entitled to vote on any amendment to the Certificate of Incorporation that relates solely to the terms of one or more outstanding series of preferred stock if the holders of such affected series of preferred stock are entitled exclusively, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Certificate of Designation or the DGCL.

Dividend Rights

Subject to applicable law, the rights, if any, of the holders of any outstanding series of the preferred stock, the holders of shares of common stock are entitled to receive, equally on a per share basis, such dividends and other distributions (payable in cash, property or capital stock of the Company) when, as and if declared thereon by the Board from time to time out of any assets or funds of the Company legally available therefor. The Company has not historically paid any cash dividends on the common stock to date, and it does not intend to pay cash dividends in the foreseeable future. Any future determination related to the Company’s dividend policy will be made at the discretion of the Board and will depend on a number of factors, including future earnings, capital requirements, financial conditions, future prospectus, contractual restrictions and covenants and other factors that the Board may deem relevant.

Liquidation Rights

Subject to applicable law, the rights, if any, of the holders of any outstanding series of the preferred stock, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, after payment or provision for payment of the debts and other liabilities of the Company, the holders of shares of common stock are entitled to receive all the remaining assets of the Company available for distribution to its stockholders, ratably in proportion to the number of shares held by them.

Preemptive or Other Rights

No holder of shares of common stock are entitled to preemptive or subscription rights contained in the Certificate of Incorporation or in the Bylaws. There are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of holders of the common stock will be subject to those of the holders of any shares of the preferred stock that the Company may issue in the future.

Stock Exchange Listing

The common stock is listed on the Nasdaq Capital Market under the symbol “CTCX”.

Transfer Agent and Registrar

The transfer agent for the common stock is Continental Stock Transfer & Trust Company at 1 State St., 30th Floor, New York, NY 10004.

DESCRIPTION OF PREFERRED STOCK

This section describes the general terms and provisions of the preferred stock we may offer. This information may not be complete in all respects and is qualified entirely by reference to our Certificate of Incorporation with respect to each series of preferred stock. The specific terms of any series will be described in a prospectus supplement. Those terms may differ from the terms discussed below. Any series of preferred stock we issue will be governed by our Certificate of Incorporation and by the certificate of designations relating to that series. We will file the certificate of designations with the SEC and incorporate it by reference as an exhibit to the Registration Statement at or before the time we issue any preferred stock of that series.

Authorized Preferred Stock

Our Certificate of Incorporation authorizes us to issue 20,000,000 shares of preferred stock, of which 4,243 shares were designated as Series A Convertible Preferred Stock (“Series A Preferred Stock”). The Board has the authority to issue shares of preferred stock from time to time on terms it may determine, to divide shares of preferred stock into one or more series and to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional, special and other rights, if any, of each such series and any qualifications, limitations and restrictions thereof. The issuance of preferred stock could have the effect of decreasing the trading price of the Common Stock, restricting dividends on the Company’s capital stock, diluting the voting power of the Common Stock, impairing the liquidation rights of the Company’s capital stock or delaying or preventing a change in control of the Company.

Series A Preferred Stock

The following summarizes the rights of holders of the Series A Preferred Stock:

Voting Rights

Except as provided in the Certificate of Incorporation, holders of the Series A Preferred Stock are entitled to vote together with the common stock on an as-converted basis, with each holder of Series A Preferred Stock being entitled to one vote for each whole share of common stock into which their Series A Preferred Stock is then-convertible on all matters submitted to a vote of the Company’s stockholders; provided that the number of shares that shall be deemed issued upon conversion of the Series A Preferred Stock (for purposes of calculating the number of aggregate votes the holders of Series A Preferred Stock are entitled to on an as-converted basis) will be equal to 19.9% of the Company’s outstanding shares of common stock as of the date of issuance of the Series A Preferred Stock (the “Cap”) with each holder being able to vote the number of shares of Series A Preferred Stock held by it relative to the total number of shares of Series A Preferred Stock then outstanding multiplied by the Cap.

Dividend Rights

While shares of Series A Preferred Stock are issued and outstanding, holders of shares of Series A Preferred Stock are entitled to receive dividends equal (on an as-converted basis) to and in the same form as dividends actually paid on shares of common stock when, as and if such dividends are paid.

Liquidation Rights

Prior to the approval by the Company’s stockholders (excluding any holders of Series A Preferred Stock) of the issuance of all common stock upon conversion of the Series A Preferred Stock (the “Requisite Approval”), in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, including a change of control transaction, the holders of shares of Series A Preferred Stock then outstanding will be entitled to be paid out of the assets of the Company available for distribution to its stockholders, the amount per share if such holders converted all of the Series A Preferred Stock into common stock.

Conversion

Prior to the receipt of the Requisite Approval, the Series A Preferred Stock is not convertible. On the tenth trading day following announcement of the Requisite Approval, each share of Series A Preferred Stock will automatically convert into one thousand (1,000) shares of common stock.

Preemptive Rights or Other Rights.

No holder of shares of Series A Preferred Stock is entitled to preemptive or subscription rights contained in the Certificate of Incorporation or the Bylaws. There are no redemption or sinking fund provisions applicable to the Series A Preferred Stock.

Specific Terms of a Series of Preferred Stock

The preferred stock we may offer under this prospectus will be issued in one or more series. A prospectus supplement will discuss the following features of the series of preferred stock to which it relates:

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the designations and stated value per share;
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the number of shares offered;
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the amount of liquidation preference per share;
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the public offering price at which the preferred stock will be issued;
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the dividend rate, the method of its calculation, the dates on which dividends would be paid and the dates, if any, from which dividends would cumulate;
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any redemption or sinking fund provisions;
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any conversion or exchange rights; and
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any additional voting, dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions.

DESCRIPTION OF DEBT SECURITIES

General

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in any applicable prospectus supplement or free writing prospectus. The terms of any debt securities offered under any applicable prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read any applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. One or more series of debt securities may be variable rate debt securities that may be exchanged for fixed rate debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We will comply with Section 14(e) under the Exchange Act to the extent applicable, and any other tender offer rules under the Exchange Act, which may then be applicable, in connection with any obligation we may have to purchase debt securities at the option of the holders thereof. Any such obligation applicable to a series of debt securities will be described in any applicable prospectus supplement.

Any applicable prospectus supplement relating to a series of debt securities being offered will contain the following terms, if applicable:

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the title of the series of debt securities and the ranking;
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the aggregate principal amount and any limit on that amount;
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the price at which the debt securities will be issued;
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the date on which the debt securities mature;
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the fixed or variable rate at which the debt securities will bear interest, or the method by which the rate shall be determined;
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the timing, place and manner of making principal, interest and any premium payments on the debt securities, and, if applicable, where the debt securities may be surrendered for registration of transfer or exchange;
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the date or dates, if any, after which the debt securities may be converted or exchanged into or for our common stock or another company’s securities or property or cash, and the terms of any such conversion or exchange;
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any redemption or early repayment provisions;

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any sinking fund or similar provisions;
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the authorized denominations;
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any applicable subordination provisions;
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any guarantees of the securities by our subsidiaries or others;
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the currency in which we will pay the principal, interest and any premium payments on the debt securities;
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whether the amount of payments of principal of (and premium, if any) or interest, if any, on the debt securities may be determined with reference to an index, formula or other method and the manner in which the amounts shall be determined;
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the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;
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the time period within which, the manner in which and the terms and conditions upon which the purchaser of the securities can select the payment currency;
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the provisions, if any, granting special rights to the holders of debt securities upon certain events;
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any additions to or changes in the events of default or covenants with respect to the debt securities, and any change in the right of the trustee or the holders, from those described in this prospectus, to declare principal, premium and interest to be due and payable;
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additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;
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additions to or changes in the provisions relating to satisfaction and discharge of the indenture;
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additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;
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whether and under what circumstances we will pay any additional amounts on the debt securities for any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities instead of paying those amounts;
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the form (registered and/or bearer securities), any restrictions applicable to the offer, sale or delivery of bearer securities and the terms, if any, upon which bearer securities may be exchanged for registered securities and vice versa;
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the date of any bearer securities or any global security, if other than the date of original issuance of the first security of the series to be issued;
•
the person to whom and manner in which any interest shall be payable;
•
whether the securities will be issued in whole or in part in the form of one or more global securities;
•
the identity of the depositary for global securities;
•
whether a temporary security is to be issued with respect to the series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;
•
the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities and the terms upon which exchanges may be made;
•
the securities exchange(s), if any, on which the securities will be listed;
•
whether any underwriter(s) will act as market maker(s) for the securities;
•
the form (certificated or book-entry);
•
the form and/or terms of certificates, documents or conditions which may be necessary, if any, for the debt securities to be issuable in final form; and
•
additional terms not inconsistent with the provisions of the indenture.

Conversion or Exchange Rights

We will set forth in any applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Except as set forth in any applicable prospectus supplement, the indenture will provide that we shall not consolidate with, or sell, assign, transfer, lease or convey all or substantially all of our assets to, or merge into, another business entity, unless:

•
we are the surviving entity or, in the event that we are not the surviving entity, the entity formed by the transaction (in a consolidation) or the entity which received the transfer of assets is organized under the laws of any state of the United States or the District of Columbia and that the entity assumes all of our obligations under the debt securities and the indenture; and
•
immediately after giving effect to the transaction, no event of default, as defined in the indenture, shall have occurred and be continuing.

Notwithstanding the foregoing, we may merge with another business entity or acquire by purchase or otherwise all or any part of the property or assets of any other company in a transaction in which we are the surviving entity.

Events of Default

Unless otherwise specified in any applicable prospectus supplement, the following are events of default with respect to any series of debt securities issued under the indenture:

•
failure to pay principal of any debt security of that series when due and payable at maturity, upon acceleration, redemption or otherwise;
•
failure to pay any interest on any debt security of that series when due, and the default continues for 30 days;
•
failure to make sinking fund payments when due;
•
failure to comply with any covenant or warranty contained in the indenture, other than covenants or warranties contained in the indenture solely for the benefit of other series of debt securities, and the default continues for 30 days after notice from the trustee or the holders of at least 25% in principal amount of the then outstanding debt securities of that series;
•
certain events of bankruptcy, insolvency or reorganization; and
•
any other event of default provided with respect to that particular series of debt securities.

If an event of default occurs and continues, then upon written notice to us, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the unpaid principal amount of and any accrued and unpaid interest on, all debt securities of that series to be due and payable immediately. However, at any time after a declaration of acceleration with respect to debt securities of any series has been made, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration:

•
if all events of default other than the nonpayment of principal of or interest on the debt securities of that series which have become due solely because of the acceleration have been waived or cured; and
•
the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. For information as to waiver of defaults, see “Modification of Indenture; Waiver” below.

The indenture will provide that, subject to the duty of the trustee during an event of default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless the holders shall have offered to the trustee reasonable security or indemnity. Subject to certain provisions, including those requiring security or indemnification of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series.

We will be required to furnish to the trustee under the indenture annually a statement as to the performance by us of our obligations under that indenture and as to any default in our performance.

Modification of Indenture; Waiver

Subject to certain exceptions, the terms of the indenture or the debt securities may be amended or supplemented by us and the trustee with the written consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the amendment with each series voting as a separate class. Without the consent of any holder of the debt securities, we and the trustee may amend the terms of the indenture or the debt securities to:

•
cure any ambiguity, defect or inconsistency;
•
provide for the assumption of our obligations to holders of the debt securities by a successor corporation;
•
provide for uncertificated debt securities in addition to certificated debt securities;
•
make any change that does not adversely affect the rights of any holder of the debt securities in any material respect;
•
add to, change or eliminate any other provisions of the indenture in respect of one or more series of debt securities if the change would not (i) apply to any security of any series created prior to the execution of a supplemental indenture and entitled to the benefit of the provision, and (ii) modify the rights of the holder of any security or would become effective only when there is no outstanding security of any series created prior to the execution of the supplemental indenture and entitled to the benefits of the provisions proposed to be changed;
•
establish any additional series of debt securities; or
•
comply with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act.

However, holders of each series of debt securities affected by a modification must consent to modifications that:

•
reduce the principal amount of the debt securities;
•
reduce the rate or change the time for payment of interest;
•
change the fixed maturity date;
•
change the date on which any debt security may be subject to redemption or repurchase, or reduce the redemption or repurchase price;
•
make any debt security payable in currency other than that stated in the debt security;
•
waive any existing default or event of default and the resulting consequences;
•
modify the right of any holder to receive payment of principal or interest on any debt security;
•
impair the right of any holder to institute suit for the enforcement of any payment due; or
•
make any change in the foregoing amendment provisions which require each holder’s consent.

Any existing default may be waived with the consent of the holders of at least a majority in principal amount of the then outstanding debt securities of the series affected. The consent of the holders of debt securities is not necessary to approve the particular form of any proposed amendment to any indenture. It is sufficient if any consent approves the substance of the proposed amendment.

Covenants

Except as permitted in certain circumstances as discussed under “Consolidation, Merger or Sale,” the indenture will require us to do or cause to be done all things necessary to preserve and keep in full force and effect our existence, rights (declaration and statutory) and franchises; provided, however, that we shall not be required to preserve any right or franchise if we determine that the right or franchise is no longer desirable in the conduct of our business and that the loss of the right or franchise is not disadvantageous in any material respect to the holders of the debt securities.

The indenture will require us to pay or discharge or cause to be paid or discharged, before payment becomes delinquent, all taxes, assessments and governmental charges levied or imposed upon us, except any tax, assessment, charge or claim the amount or applicability of which is being contested in good faith.

Reference is made to the indenture and any applicable prospectus supplement for information with respect to any additional covenants specific to a particular series of debt securities.

Discharge

Except as otherwise set forth in any applicable prospectus supplement, we may terminate our obligations under the debt securities of any series, and the corresponding obligations under the indenture when:

•
we have paid or deposited with the trustee funds or United States government obligations in an amount sufficient to pay at maturity all outstanding debt securities of the series, including interest other than destroyed, lost or stolen debt securities of the series which have not been replaced or paid;
•
all outstanding debt securities of the series have been delivered (other than destroyed, lost or stolen debt securities of the series which have not been replaced or paid) to the trustee for cancellation;
•
all outstanding debt securities of any series have become due and payable; or
•
we have paid all other sums payable under the indenture.

In addition, we will have the option to terminate substantially all our obligations under the debt securities of any series and the corresponding obligations under the indenture, and we may exercise that option if:

•
we have paid or deposited with the trustee, in trust an amount of cash or United States government obligations sufficient to pay all outstanding principal of and interest on the then outstanding debt securities of the series at maturity or upon their redemption, as the case may be;
•
the deposit will not result in a breach of, or constitute a default under, the indenture;
•
no default or event of default shall have occurred and continue on the date of deposit and no event of default as a result of a bankruptcy or event which with the giving of notice or the lapse of time would become a bankruptcy event of default shall have occurred and be continuing on the 91st day after that date;
•
we deliver to the trustee a legal opinion that we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that the holders of the debt securities of the series will not recognize income, gain or loss for Federal income tax purposes as a result of our exercise of our option and shall be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if we did not exercise our option; or
•
certain other conditions are met.

We will have the option to be released from our obligations with respect to the covenants to deliver reports required to be filed with the SEC and an annual compliance certificate, and to make timely payments of taxes (including covenants described in an applicable prospectus supplement), and any event of default occurring because of a default with respect to the covenants as they related to any series of debt securities, and we may exercise that option if:

•
we deposit or cause to be deposited with the trustee in trust an amount of cash or United States government obligations sufficient to pay and discharge when due the entire unpaid principal of and interest on all outstanding debt securities of any series;
•
the deposit will not result in a breach of, or constitute a default under, the indenture;
•
no default or event of default shall have occurred and be continuing on the date of deposit and no event of default as a result of a bankruptcy or event which with the giving of notice or the lapse of time would become a bankruptcy event of default shall have occurred and be continuing on the 91st day after that date;
•
we deliver to the trustee a legal opinion that the holders of the debt securities of the series will not recognize income, gain or loss for Federal income tax purposes as a result of our exercise of our option and shall be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if we did not exercise our option; and
•
certain other conditions are met.

Upon satisfaction of the applicable conditions, our obligations under the indenture with respect to the debt securities of the series, other than with respect to the covenants and events of default referred to above, shall remain in full force and effect.

Notwithstanding the foregoing, no discharge or defeasance described above shall affect the following obligations to or rights of the holders of any series of debt securities:

•
rights of registration of transfer and exchange of debt securities of the series;
•
rights of substitution of mutilated, defaced, destroyed, lost or stolen debt securities of the series;
•
rights of holders of debt securities of the series to receive payments of principal thereof and premium, if any, and interest thereon when due;
•
rights, obligations, duties and immunities of the trustee;

•
rights of holders of debt securities of the series as beneficiaries with respect to property deposited with the trustee and payable to all or any of them; and
•
our obligations to maintain an office or agency in respect of the debt securities of the series.

Form, Exchange and Transfer

We expect payment of principal, premium, if any, and any interest on the debt securities to be payable, and the exchange and the transfer of debt securities will be registrable, at the office of the trustee or at any other office or agency we maintain for that purpose. We expect to issue debt securities in denominations of U.S. $1,000 or integral multiples of $1,000. No service charge will be made for any registration of transfer or exchange of the debt securities, but we may require a payment to cover any tax or other governmental charges payable in connection with an exchange or transfer.

A holder of debt securities may transfer or exchange those debt securities in accordance with the indenture. The registrar for the debt securities may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the indenture. The registrar is not required to transfer or exchange any debt security selected for redemption or any debt security for a period of 15 days before a selection of debt security to be redeemed. The registered holder of a debt security may be treated as the owner of the security for all purposes.

We will name in any applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

Replacement Securities

Any mutilated certificate representing a debt security or a certificate representing a debt security with a mutilated coupon will be replaced by us at the expense of the holder upon surrender of the certificate to the trustee. Certificates representing debt securities or coupons that become destroyed, stolen or lost will be replaced by us at the expense of the holder upon delivery to us and the trustee of evidence of any destruction, loss or theft satisfactory to us and the trustee, provided that neither we nor the trustee has been notified that the certificate or coupon has been acquired by a bona fide purchaser. In the case of any coupon which becomes destroyed, stolen or lost, the coupon will be replaced by issuance of a new certificate representing the debt security in exchange for the certificate representing the debt security to which the coupon appertains. In the case of a destroyed, lost or stolen certificate representing the debt security or coupon, an indemnity bond satisfactory to the trustee and us may be required at the expense of the holder of the debt security before a replacement certificate will be issued.

Information Concerning the Trustee

We will identify in any applicable prospectus supplement relating to any series of debt securities the trustee with respect to the series. The indenture and the Trust Indenture Act contain certain limitations on the rights of the trustee, should it become our creditor, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any the claim, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates, but if the trustee acquires any conflicting interest, as defined in the Trust Indenture Act, it must eliminate the conflict or resign.

The holders of a majority in principal amount of the then outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee. The Trust Indenture Act and the indenture provide that in case an event of default occurs is continuing, the trustee will be required, in the exercise of its rights and powers, to use the degree of care and skill of a prudent man in the conduct of his own affairs. Subject to those provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they have offered to the trustee indemnity satisfactory to it.

Global Debt Securities

Unless we indicate otherwise in any applicable prospectus supplement, the following provisions will apply to all debt securities.

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with a depositary that we will identify in any applicable prospectus supplement. Each global security will be deposited with the depositary and will bear a legend regarding any related restrictions or other matters as may be provided for pursuant to the applicable indenture.

Unless any applicable prospectus supplement states otherwise, no global security may be transferred to, or registered or exchanged for, debt securities registered in the name of, any person or entity other than the depositary, unless:

•
the depositary has notified us that it is unwilling or unable or is no longer qualified to continue as depositary;
•
we order the trustee that the global security shall be so transferable, registrable and exchangeable, and the transfers shall be registrable; or
•
other circumstances, if any, as may be described in any applicable prospectus supplement.

All debt securities issued in exchange for a global security or any portion of a global security will be registered in those names as the depositary may direct. The specific terms of the depositary arrangement with respect to any portion of a series of debt securities to be represented by a global security will be described in any applicable prospectus supplement.

Debt securities which are to be represented by a global security to be deposited with or on behalf of a depositary will be represented by a global security registered in the name of the depositary or its nominee. Upon the issuance of the global security, and the deposit of the global security with the depositary, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by the global security to the accounts of institutions that have accounts with the depositary or its nominee, or the Participants. The accounts to be credited will be designated by the underwriters or agents of the debt securities or by us, if the debt securities are offered and sold directly by us.

Ownership of beneficial interests in a global security will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the depositary or its nominee for the global security or by Participants or persons that hold through Participants.

The laws of some jurisdictions require that certain purchasers of securities take physical delivery of the securities in certificated form. Those laws may impair the ability to transfer beneficial interests in global securities.

So long as the depositary, or its nominee, is the registered owner of a global security, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the indenture. Payment of principal of, and premium and interest, if any, on debt securities will be made to the depositary or its nominee as the registered owner or bearer as the case may be of the global security representing the debt securities. Each person owning a beneficial interest in a global security must rely on the procedures of the depositary and, if the person is not a Participant, on the procedures of the Participant through which the person owns its interest, to exercise any rights of a holder under the indenture. If we request any action of holders or if an owner of a beneficial interest in a global security desires to give any notice or take any action a holder is entitled to give or take under the indenture, the depositary will authorize the Participants to give the notice or take the action, and Participants would authorize beneficial owners owning through the Participants to give the notice or take the action or would otherwise act upon the instructions of beneficial owners owning through them.

The rights of any holder of a debt security to receive payment of principal and premium of, if any, and interest, on or after the respective due dates expressed or provided for in the debt security, or to institute suit for the enforcement of any payment on or after the applicable date, shall not be impaired or affected without the consent of the holders.

Neither we, the trustee, any paying agent nor the security registrar for a debt security will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security for the debt security or for maintaining, supervising or receiving any records relating to the beneficial ownership interests.

We expect that the depositary or its nominee, upon receipt of any payment of principal, premium or interest, will credit immediately Participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of the depositary or its nominee. We also expect that payments by Participants to owners of beneficial interests in a global security held through the Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of the Participants.

If the depositary for a global security representing debt securities of a particular series is at any time unwilling or unable to continue as depositary and we do not appoint a successor depositary within 90 days, we will issue debt securities of the series in definitive form in exchange for the global security. In addition, we may at any time and in our sole discretion determine not to have the debt securities of a particular series represented by one or more global securities and, in that event, will issue debt securities of the series in definitive form in exchange for all of the global securities representing debt securities of the series.

Payment and Paying Agents

Unless we otherwise indicate in any applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in any applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in any applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of debt securities, preferred stock or common stock. Warrants may be issued independently or together with debt securities, preferred stock or common stock and may be attached to or separate from any offered securities. Any issue of warrants will be governed by the terms of the applicable form of warrant and any related warrant agreement which we will file with the SEC and they will be incorporated by reference to the registration statement of which this prospectus is a part on or before the time we issue any warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

•
the title of such warrants;
•
the aggregate number of such warrants;
•
the price or prices at which such warrants will be issued;
•
the currency or currencies (including composite currencies) in which the price of such warrants may be payable;
•
the terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;
•
the price at which the securities purchasable upon exercise of such warrants may be purchased;
•
the date on which the right to exercise such warrants will commence and the date on which such right shall expire;
•
any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;
•
if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;
•
if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;
•
if applicable, the date on and after which such warrants and the related securities will be separately transferable;
•
information with respect to book-entry procedures, if any; and
•
any other terms of such warrants, including terms, procedures and limitations relating to the exchange or exercise of such warrants.

The prospectus supplement relating to any warrants to purchase equity securities may also include, if applicable, a discussion of certain U.S. federal income tax and ERISA considerations. Warrants for the purchase of preferred stock and common stock will be offered and exercisable for U.S. dollars only.

Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. We will specify the place or places where, and the manner in which, warrants may be exercised in the applicable prospectus supplement. Prior to the exercise of any warrants to purchase debt securities, preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the debt securities, preferred stock or common stock purchasable upon exercise.

As of January 31, 2025, warrants to purchase a total of 12,951,510 shares of common stock at a weighted average exercise price of $3.77 per share were outstanding and had a weighted average remaining contractual life of 4.5 years. Warrants to purchase a total of 24,559 shares of common stock expire in 2026 and have an exercise price of $3.58 per share. Warrants to purchase a total of 25,974 shares of common stock expire in 2027 and have an exercise price of $3.58 per share. Warrants to purchase a total of 3,977,585 shares of common stock expire in 2028 and have an exercise price of $11.50 per share. Warrants to purchase a total of 15,889 shares of common stock expire in 2028 and have an exercise price of $14.30 per share. Warrants to purchase a total of 89,787 shares of common stock expire in 2029 and have an exercise price of $2.81 per share. Warrants to purchase a total of 8,621,405 shares of common stock expire in 2030 and have an exercise price of $0.23 per share. Warrants to purchase a total of 196,311 shares of common stock expire in 2032 and have an exercise price of $2.39 per share.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•
the title of the series of units;
•
identification and description of the separate constituent securities comprising the units;
•
the price or prices at which the units will be issued;
•
the date, if any, on and after which the constituent securities comprising the units will be separately transferable;
•
a discussion of certain United States federal income tax considerations applicable to the units; and
•
any other terms of the units and their constituent securities.

CERTAIN PROVISIONS OF DELAWARE LAW AND OF THE COMPANY’S CERTIFICATE OF INCORPORATION AND BYLAWS

The following paragraphs regarding certain provisions of the DGCL, the Certificate of Incorporation, and the Bylaws are summaries of the material terms thereof and do not purport to be complete. You are urged to read the applicable provisions of the DGCL, the Certificate of Incorporation and the Bylaws.

Delaware Law

We are subject to Section 203 of the DGCL (“Section 203”). Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time that such stockholder became an interested stockholder, unless:

•
prior to such time the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
•
upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by (i) persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
•
at or subsequent to such time the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

In general, Section 203 defines a business combination to include:

•
any merger or consolidation involving the corporation and the interested stockholder;
•
any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;
•
subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
•
subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or
•
the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity (other than the corporation and any direct or indirect majority-owned subsidiary of the corporation) or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with, associated with or controlling or controlled by such entity or person.

Certificate of Incorporation and Bylaw Provisions

The following provisions of the Certificate of Incorporation and Bylaws may make a change in control of the Company more difficult and could delay, defer or prevent a tender offer or other takeover attempt that a stockholder might consider to be in its best interest, including takeover attempts that might result in the payment of a premium to stockholders over the market price for their shares. These provisions also may promote the continuity of the Company’s management by making it more difficult for a person to remove or change the incumbent members of the Board. The Certificate of Incorporation and Bylaws:

•
permit the Board to issue up to 20,000,000 shares of preferred stock, with any rights, preferences and privileges as the Board may designate, including the right to approve an acquisition or other change of control;
•
provide that the number of directors of the Company may be changed only by resolution of the Board;
•
provide that, subject to the rights of any series of preferred stock to elect directors, directors may be removed only with cause by the holders of at least 66 2/3% of the voting power of the then outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class;

•
provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;
•
provide that special meetings of the Company’s stockholders may be called only by the Chairman of the Board, the President of the Company, the Board or the holders of not less than 50% of the outstanding stock entitled to vote at such meeting;
•
provide that the Board will be divided into three classes of directors, with the directors serving three-year terms, therefore making it more difficult for stockholders to change the composition of the Board; and
•
do not provide for cumulative voting rights, therefore allowing directors to be elected by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon

These provisions are intended to enhance the likelihood of continued stability in the composition of the Board and its policies and to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to reduce the Company’s vulnerability to hostile takeovers and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for the Company’s shares and may have the effect of delaying changes in control or management. As a consequence, these provisions may also inhibit fluctuations in the market price of the Company’s common stock.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus to one or more underwriters or dealers for public offering, through agents, directly to purchasers or through a combination of any such methods of sale. The name of any such underwriters, dealers or agents involved in the offer and sale of the securities, the amounts underwritten and the nature of its obligation to take the securities will be specified in the applicable prospectus supplement. We have reserved the right to sell the securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so. The sale of the securities may be effected in transactions (a) on any national or international securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, (b) in the over-the-counter market, (c) in transactions otherwise than on such exchanges or in the over-the-counter market or (d) through the writing of options.

We and our agents and underwriters may offer and sell the securities at a fixed price or prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The securities may be offered on an exchange, which will be disclosed in the applicable prospectus supplement. We may, from time to time, authorize dealers, acting as our agents, to offer and sell the securities upon such terms and conditions as set forth in the applicable prospectus supplement. We may also sell the securities offered by any applicable prospectus supplement in “at-the-market offerings” within the meaning of Rule 415 of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise.

If we use underwriters to sell securities, we will enter into an underwriting agreement with them at the time of the sale to them. In connection with the sale of the securities, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Any underwriting compensation paid by us to underwriters or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement to the extent required by applicable law. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions (which may be changed from time to time) from the purchasers for whom they may act as agents.

Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Unless otherwise indicated in the applicable prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase debt securities as a principal, and may then resell the debt securities at varying prices to be determined by the dealer.

If so indicated in the prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers by certain specified institutions to purchase offered securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to any conditions set forth in the applicable prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts. The underwriters and other persons soliciting such contracts will have no responsibility for the validity or performance of any such contracts.

Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution towards certain civil liabilities, including any liabilities under the Securities Act.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. These may include over-allotment, stabilization, syndicate short covering transactions and penalty bids. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions involve bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate short covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim selling concessions from dealers when the securities originally sold by the dealers are purchased in covering transactions to cover syndicate short positions. These transactions may cause the price of the securities sold in an offering to be higher than it would otherwise be. These transactions, if commenced, may be discontinued by the underwriters at any time.

Any securities other than our common stock issued hereunder may be new issues of securities with no established trading market. Any underwriters or agents to or through whom such securities are sold for public offering and sale may make a market in such securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any such securities. The amount of expenses expected to be incurred by us in connection with any issuance of securities will be set forth in the applicable prospectus supplement. Certain of the underwriters, dealers or agents and their associates may engage in transactions with, and perform services for, us and certain of our affiliates in the ordinary course of business.

During such time as we may be engaged in a distribution of the securities covered by this prospectus we are required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes us, any affiliated purchasers, and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M also restricts bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of our shares of common stock.

LEGAL MATTERS

The validity of the securities offered by this prospectus and any applicable prospectus supplement thereto will be passed upon for us by K&L Gates LLP, Irvine, California. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Carmell Corporation as of December 31, 2023 and December 31, 2022, and for the years then ended, incorporated by reference in this prospectus have been audited by Adeptus Partners, LLC, an independent registered public accounting firm, as stated in their report, which is incorporated by reference herein. Such consolidated financial statements have been so incorporated by reference in reliance upon the report of such firm given upon their authority as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC as required by the Exchange Act. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including the Company.

Our website address is www.carmellcostmetics.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC, including our Annual Reports on Form 10-K; our proxy statements for our annual and special stockholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4, and 5 and Schedules 13D and 13G with respect to our securities filed on behalf of our directors and our executive officers; and amendments to those documents. The information contained on, or that may be accessed through, our website is not a part of, and is not incorporated into, this prospectus.

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INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus certain of the information we file with the SEC. This means we can disclose important information to you by referring you to another document that has been filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement. We incorporate by reference the documents listed below that we have previously filed with the SEC:

•
Our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on April 1, 2024, as amended by our Amendment No. 1 to the Annual Report on Form 10-K/A filed with the SEC on April 29, 2024.

•
Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024, September 30, 2024 filed with the SEC on May 15, 2024, August 14, 2024 and November 14, 2024, respectively;

•
Our Current Reports on Form 8-K filed with the SEC on January 5, 2024, January 17, 2024 (as amended by our Current Report on Form 8-K/A filed with the SEC on January 17, 2024), January 17, 2024 (as amended by our Current Report on Form 8-K/A filed with the SEC on January 17, 2024), January 17, 2024, January 17, 2024, January 17, 2024, March 26, 2024, April 1, 2024, April 4, 2024, July 17, 2024, July 29, 2024, August 30, 2024, October 3, 2024, December 31, 2024, January 3, 2025, January 16, 2025, and January 24, 2025;

•
Our definitive Proxy Statement on Schedule 14A for our 2024 Annual Meeting of the Stockholders filed with the SEC on June 14, 2024; and

•
The description of our shares of common stock contained in our registration statement on Form 8-A12B filed with the SEC on March 16, 2021, and any amendments or reports filed updating such description.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering of the securities described in this prospectus, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information deemed furnished and not filed with the SEC. Any statements contained in a previously filed document incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Notwithstanding the statements in the preceding paragraphs, no document, report or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” to the SEC pursuant to the Exchange Act shall be incorporated by reference into this prospectus.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, on written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, including exhibits to these documents. You should direct any requests for documents to Carmell Corporation, 2403 Sidney Street, Suite 300, Pittsburgh, Pennsylvania 15203 or telephoning us at (412) 894-8248. You may also access the documents incorporated by reference in this prospectus through our website at www.carmellcosmetics.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

Carmell Corporation

$100,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

PROSPECTUS

, 2025

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated February 3, 2025

PROSPECTUS

9,332,250 Shares of Common Stock

8,065,210 Shares of Common Stock Issuable Upon the Exercise of Warrants to Purchase Common Stock

This prospectus covers the offer and resale by the selling stockholders identified in this prospectus of up to an aggregate of 17,397,460 shares of common stock, par value $0.0001 per share (the “common stock”), of Carmell Corporation (the “Company,” “we,” “us,” or “our”), consisting of (i) 8,065,210 outstanding shares of common stock that were issued pursuant to a securities purchase agreement, dated as of December 23, 2024 (the “Securities Purchase Agreement”), by and among the Company and the investors named therein (the “Private Placement Investors” and such shares, the “Securities Purchase Agreement Shares”), (ii) 1,149,226 outstanding shares of common stock (the “Closing Shares”) that were issued to Elevai Skincare, Inc., a Delaware corporation (“Seller” and together with the Private Placement Investors, the “Selling Stockholders”), in connection with the acquisition of substantially all of the assets, and assumption of certain of the liabilities, by Cutis Cura Corporation (“Buyer”), a wholly-owned subsidiary of the Company, of Seller and PMGC Holdings Inc., a Nevada corporation and successor to Elevai Labs Inc., a Delaware corporation (“Parent”), related to Seller’s skincare and haircare business (the “Acquisition”), pursuant to an Asset Purchase Agreement, dated as of December 31, 2024 (the “Asset Purchase Agreement”)|, by and among the Company, Buyer, Parent and Seller, (iii) up to 117,814 shares of common stock issuable to Seller pursuant to the Asset Purchase Agreement that were withheld by the Company at the closing of the Acquisition (the “Acquisition Closing”) to secure the indemnification obligations of Seller and Parent under the Asset Purchase Agreement for 12 months following the Acquisition Closing (the “Holdback” and such shares, the “Holdback Shares”); and (ii) 8,065,210 shares of common stock (the “Warrant Shares” and together with the Securities Purchase Agreement Shares, the Closing Shares and the Holdback Shares, the “Shares”) issuable upon the exercise of outstanding warrants to purchase up to an aggregate of 8,065,210 shares of common stock at an exercise price of $0.23 per share (the “Common Stock Warrants”), which were issued to the Private Placement Investors pursuant to the Securities Purchase Agreement along with the Private Placement Shares in a private placement that closed on January 2, 2025 (the “Private Placement”).

The above referenced securities were issued in reliance upon the exemption from the registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D promulgated thereunder. We are registering the offer and resale of the Securities Purchase Agreement Shares and the Warrant Shares (together with the Securities Purchase Agreement Shares, the “Private Placement Shares”) to satisfy the provisions of the registration rights agreement by and between us and each of the Private Placement Investors (the “Registration Rights Agreement”) that we entered into in connection with the closing of the Private Placement. We are registering the offer and resale of the Closing Shares and Holdback Shares (together with the Closing Shares, the “Acquisition Shares”) to satisfy the registration rights provisions of the Asset Purchase Agreement, pursuant to which we agreed to register the resale of the Acquisition Shares.

We are not selling any shares of common stock under this prospectus and will not receive any proceeds from the sale by the Selling Stockholders of the Shares. Upon any exercise of the Common Stock Warrants by payment of cash, we will receive the exercise price of such Common Stock Warrants, which if exercised in cash with respect to all of the Common Stock Warrants, would result in gross proceeds to us of approximately $1.85 million. However, we cannot predict when and in what amounts or if the Common Stock Warrants will be exercised by payments of cash and it is possible that the Common Stock Warrants may expire and never be exercised, in which case we would not receive any cash proceeds from their exercise.

Sales of the Shares by the Selling Stockholders may occur at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The Selling Stockholders may sell shares to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders, the purchasers of the Shares, or both.

We are paying the cost of registering the Shares covered by this prospectus as well as various related expenses. The Selling Stockholders are responsible for all selling commissions, transfer taxes and other costs related to the offer and sale of the Shares.

Our common stock is listed on the Nasdaq Capital Market under the symbol “CTCX.” On January 31, 2025, the last reported sale price of our common stock was $0.434 per share.

We are a “smaller reporting company” and have elected to comply with certain reduced public company reporting requirements. In addition, we are an “emerging growth company,” as that term is defined under the federal securities laws and, as such, are subject to certain reduced public company reporting requirements.

Investing in our securities involves a high degree of risk. Before making an investment decision, please read the information under “Risk Factors” beginning on page 7 of this prospectus and elsewhere in any supplements for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is ________, 2025

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 (the “Registration Statement”) that we filed with the U.S. Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. By using this registration process, the Selling Stockholders may offer and sell shares of our common stock from time to time in one or more transactions as described under “Plan of Distribution”.

This prospectus provides you with a general description of us and our securities. We may add, update or change in a prospectus supplement any of the information contained in this prospectus or the documents incorporated by reference. For further information about our business and our securities, you should refer to the Registration Statement, including its exhibits, and the reports incorporated by reference in this prospectus, as described in “Where You Can Find More Information” and “Incorporation of Documents by Reference”. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the Registration Statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

You must not rely upon any information or representation not contained or incorporated by reference in this prospectus. You should rely only on the information contained in this prospectus and in any prospectus supplement (including in any documents incorporated by reference herein or therein). You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or securities are sold on a later date. We and the Selling Stockholders named in this prospectus have not authorized anyone to provide you with any different information.

Unless the context indicates otherwise, in this prospectus, the terms “Carmell,” the “Company,” “our company,” “we,” “us,” or “our,” prior to the closing of the Business Combination (as defined below), are intended to refer to Carmell Therapeutics Corporation, a Delaware corporation, and after the closing of the Business Combination, are intended to refer to Carmell Corporation, a Delaware corporation, and its consolidated subsidiaries.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are intended to be covered by the “safe harbor” created by those sections. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “continue,” or the negative of such terms or other similar expressions. Such statements include, but are not limited to, the launch and commercialization of our products, the impact of the Private Placement on the outstanding shares of our common stock and the execution of our business strategy, as well as all other statements other than statements of historical fact included in this prospectus.

We cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. These forward-looking statements are subject to a number of significant risks and uncertainties that could cause actual results to differ materially from expected results, including, those described under the caption “Risk Factors” in this prospectus, and in our reports filed with the SEC. Most of these factors are outside of Carmell’s control and are difficult to predict. Furthermore, if the forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame or at all. Any forward- looking statement made by us in this prospectus is based only on information currently available to us and speaks only as of the date on which it is made. Except as required by law, we undertake no obligation to publicly update any forward-looking statement contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this prospectus.

PROSPECTUS SUMMARY

This summary contains basic information about us and our business but does not contain all of the information that is important to your investment decision. You should carefully read this summary together with the more detailed information contained elsewhere in this prospectus, any applicable prospectus supplement, and any documents incorporated herein by reference before making an investment decision. Investors should carefully consider the information set forth under the caption “Risk Factors” appearing elsewhere in this prospectus.

Overview

Carmell is a bio-aesthetics company that utilizes the Carmell SecretomeTM to support skin and hair health. The Carmell SecretomeTM consists of a potent cocktail of growth factors and proteins extracted from allogeneic human platelets sourced from U.S. Food and Drug Administration-approved tissue banks. Over the past seven years, Carmell has extensively tested the technology underpinning the Carmell SecretomeTM. In addition, we have developed a novel microemulsion formulation that enables delivery of lipophilic and hydrophilic ingredients without relying on the Foul FourteenTM, which are 14 potentially harmful excipients that are commonly used by other companies to impart texture, stability, and other desirable physicochemical attributes to cosmetic products. Additionally, Carmell’s microemulsion formulations do not utilize mineral or vegetable oils across its entire product line and are designed to be non-comedogenic. We are also developing a line of men’s products and a line of topical haircare products. All of our cosmetic skincare and haircare products are tailored to meet the demanding technical requirements of professional care providers and discerning retail consumers. Our product pipeline also includes innovative regenerative bone and tissue healing products that are under development.

Business Combination

On July 14, 2023 (the “Closing Date”), we consummated a business combination (the “Business Combination”) pursuant to the terms of the Business Combination Agreement, date as of January 4, 2023 (the “Business Combination Agreement”), by and among Alpha Healthcare Acquisition Corp. III, a Delaware corporation and the predecessor to Carmell (“Alpha”), Carmell Therapeutics Corporation, a Delaware corporation (“Legacy Carmell”), and Candy Merger Sub, Inc., a Delaware corporation (“Merger Sub”), pursuant to which Merger Sub merged with and into Legacy Carmell, with Legacy Carmell as the surviving company of the Business Combination. Pursuant to the Business Combination Agreement, on the Closing Date, Alpha changed its name to “Carmell Therapeutics Corporation” and Legacy Carmell changed its name to “Carmell Regen Med Corporation.” On August 1, 2023, Carmell filed an amendment to its Third Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) with the Delaware Secretary of State to change its name to “Carmell Corporation.”

Corporate Information

Legacy Carmell was incorporated under the laws of the State of Delaware on November 5, 2008. Alpha was incorporated under the laws of the State of Delaware on January 21, 2021 in order to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities.

Our principal corporate office is located at 2403 Sidney Street, Suite 300, Pittsburgh, PA 15203, and our telephone number is (412) 894-8248. Our website is www.carmellcorp.com. The information contained in or accessible from our website is not incorporated by reference in this prospectus or in any filings we make with the SEC. We have included our website address in this prospectus solely as an inactive textual reference.

Emerging Growth Company

The Jumpstart Our Business Startups Act (the “JOBS Act”) was enacted in April 2012 with the intention of encouraging capital formation in the United States and reducing the regulatory burden on newly public companies that qualify as “emerging growth companies.” We are an emerging growth company within the meaning of the JOBS Act. As an emerging growth company, we may take advantage of certain exemptions from various public reporting requirements, including not being required to have our internal control over financial reporting be audited by our independent registered public accounting firm pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, certain reduced disclosure requirements related to the disclosure of executive compensation in this prospectus and in our periodic reports and proxy statements and exemptions from the requirement that we hold a nonbinding advisory vote on executive compensation and any golden parachute payments. We may take advantage of these exemptions until we are no longer an emerging growth company.

In addition, under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have elected to use this extended transition period until we are no longer an emerging growth company or until we affirmatively and irrevocably opt out of the extended transition period. Accordingly, our consolidated financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

We will remain an emerging growth company until the earliest to occur of (i) the last day of the fiscal year in which we have more than $1.235 billion in annual revenue; (ii) the date we qualify as a “large accelerated filer,” with at least $700 million of equity securities held by non-affiliates; (iii) the date on which we have issued, in any three-year period, more than $1.0 billion in non-convertible debt securities; and (iv) December 31, 2026 (the last day of the fiscal year following the fifth anniversary of the consummation of the initial public offering of Alpha (the “IPO”)).

Recent Developments

Private Placement of Shares of Common Stock and Common Stock Warrants

On December 23, 2024, we entered into the Securities Purchase Agreement with the Private Placement Investors, pursuant to which we sold and issued (i) an aggregate of 8,065,210 shares of our common stock, at a price of $0.23, and (ii) Common Stock Warrants to purchase an aggregate of up to 8,065,210 shares of common stock at an exercise price of $0.23 per share. The Company received gross proceeds from the Private Placement of approximately $1.85 million, before deducting offering fees and expenses.

The Common Stock Warrants will be exercisable on the first trading day immediately following the Stockholder Approval (as defined below) and have a term of five years from the issuance thereof. Under the Securities Purchase Agreement, the Company has agreed to hold a special or annual meeting of its stockholders within 90 days of the execution of the Securities Purchase Agreement for the purpose of obtaining the approval of the Company’s stockholders with respect to the issuance of the Warrant Shares (the “Stockholder Approval”) pursuant to the applicable rules of the Nasdaq Stock Market LLC (“Nasdaq”) and, if the Stockholder Approval is not obtained at this first meeting, to call a meeting every 90 days thereafter until the earlier of the date on which Stockholder Approval is obtained or the Common Stock Warrants are no longer outstanding.

Upon the closing of the Private Placement, the Company entered into the Registration Rights Agreement, dated January 2, 2025 (the “Registration Rights Agreement”), pursuant to which the Company agreed to, among other things, file within 30 days of the closing of the Private Placement a resale registration statement with the SEC covering the Private Placement Shares (the “Resale Registration Statement”), and to use its commercially reasonable efforts to cause the Resale Registration Statement to become effective within the timeframes specified in the Registration Rights Agreement.

Acquisition of the Elevai Skincare Business

On January 16, 2025, the Company, completed through its wholly owned subsidiary, the previously announced acquisition of substantially all of the assets (the “Purchased Assets”), and assumption of certain of the liabilities (the “Assumed Liabilities”), of Parent and Seller related to Seller’s skincare and haircare business (referred to herein as the “Acquisition”), pursuant to the Asset Purchase Agreement.

Upon the Acquisition Closing, the purchase price for the Acquisition was approximately $1.4 million, consisting of (i) the Closing Shares issued by the Company to Seller at the Acquisition Closing, as well as the Holdback Shares to be withheld by the Company for 12 months after the Acquisition Closing to secure the indemnification obligations of Seller and Parent under the Asset Purchase Agreement; (ii) Buyer’s assumption of the Assumed Liabilities; and (iii) $56,525 in cash to be paid within 60 days following the sale by Buyer of all 7,500 units of the Enfinity product and 20,000 tubes of the Empower product included in the Purchased Assets as of the Acquisition Closing. Following the Acquisition Closing, Buyer will pay the following additional earnout consideration for the Purchased Assets, if and when payable: (a) Buyer will pay to Seller, for each year ending on the anniversary of the date of the Acquisition Closing (the “Acquisition Closing Date”) during the five-year period following the Acquisition Closing, an amount, if any, equal to 5% of the Net Sales (as defined in the Asset Purchase Agreement) of Buyer generated during such year from Seller’s existing products as of the Acquisition Closing; and (b) Buyer will pay to Seller a one-time payment of $500,000 if Buyer achieves $500,000 in net revenue from sales of the Seller’s existing hair and scalp products as of the Acquisition Closing on or before the 24-month anniversary of the Acquisition Closing Date.

Pursuant to the Asset Purchase Agreement, the Company agreed to use its reasonable best efforts to register the resale of the Acquisition Shares on a registration statement on Form S-3 permitting the registration of all of the Acquisition Shares within 90 days of the Acquisition Closing and to use commercially reasonable efforts cause such registration statement to become effective within the timeframes specified in the Asset Purchase Agreement.

THE OFFERING

Common Stock offered by the Selling Stockholders

Up to 17,397,460 shares of common stock (which includes (i) an aggregate of up to 8,065,210 Warrant Shares, which are issuable upon the exercise of the Common Stock Warrants issued in the Private Placement at an exercise price of $0.23 per share and (ii) up to 117,814 Holdback Shares that were withheld by the Company at the Acquisition Closing to secure the indemnification obligations of Seller and Parent under the Asset Purchase Agreement for 12 months following the Acquisition Closing)

Common Stock Outstanding	30,119,843 shares of common stock as of January 31, 2025.
Plan of Distribution	Each Selling Stockholder will determine when and how it will sell the Shares offered in this prospectus, as described in “Plan of Distribution.”
Use of Proceeds

We will not receive any proceeds from the sale of the shares of common stock covered by this prospectus. Upon any exercise of the Common Stock Warrants by payment of cash, we will receive the exercise price of such Common Stock Warrants, which if exercised in cash with respect to all of the Common Stock Warrants, would result in gross proceeds to us of approximately $1.85 million. However, we cannot predict when and in what amounts or if the Common Stock Warrants will be exercised by payments of cash and it is possible that the Common Stock Warrants may expire and never be exercised, in which case we would not receive any cash proceeds. We expect to use any additional proceeds received from the exercise of the Common Stock Warrants to continue to build out our commercial team and for general corporate purposes.

Nasdaq Capital Market Symbol	CTCX
Risk Factors	See the section titled “Risk Factors” and other information included in this prospectus for a discussion of factors you should consider before investing in our securities.

The Selling Stockholders named in this prospectus may offer and sell up to 17,397,460 shares of common stock (which includes (i) an aggregate of up to 8,065,210 Warrant Shares, which are issuable upon the exercise of the Common Stock Warrants issued in the Private Placement at an exercise price of $0.23 per share and (ii) up to 117,814 Holdback Shares that were withheld by the Company at the Acquisition Closing to secure the indemnification obligations of Seller and Parent under the Asset Purchase Agreement for 12 months following the Acquisition Closing). All shares of common stock offered hereby will, when issued, be fully paid and nonassessable. When we refer to the Selling Stockholders in this prospectus, we are referring to the Selling Stockholders identified in this prospectus and, as applicable, their permitted transferees or other successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the Registration Statement of which this prospectus is a part.

RISK FACTORS

An investment in our securities involves a high degree of risk. This prospectus and the documents incorporated by reference herein contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed within this prospectus and the risk factors discussed in the section entitled “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2023 and subsequent quarterly filings on Forms 10-Q, which are incorporated herein by reference. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. If any of the risks or uncertainties described in our SEC filings or this prospectus or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our common stock could decline, and you might lose all or part of your investment.

Risks Related to our Common Stock

We expect the price of our common stock may be volatile and may fluctuate substantially.

The stock market in general and the market for cosmetics companies in particular, have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. The market price for our common stock may be influenced by many factors, including:

•
commercialization and sales of our products;

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the results of our efforts to discover, develop, acquire or in-license products or product candidates, if any;

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failure or discontinuation of any of our research programs;

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actual or anticipated results from, and any delays in, any future clinical validation, testing or clinical trials, as well as results of regulatory reviews relating to the approval of any product candidates we may choose to develop;

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the level of expenses related to any products or product candidates that we may choose to develop or clinical development programs we may choose to pursue;

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disputes or other developments relating to proprietary rights, including patents, litigation matters and our ability to obtain patent protection for our technologies;

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announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures and capital commitments;

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our ability to realize the expected value and benefits of our recent business and asset acquisitions;

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additions or departures of key scientific or management personnel;

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variations in our financial results or those of companies that are perceived to be similar to us;

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new products, product candidates or new uses for existing products introduced or announced by our competitors, and the timing of these introductions or announcements;

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results of clinical validation, testing or clinical trials of products or product candidates of our competitors;

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general economic and market conditions and other factors that may be unrelated to our operating performance or the operating performance of our competitors, including changes in market valuations of similar companies;

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regulatory or legal developments in the United States and other countries;

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changes in the structure of healthcare payment systems;

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conditions or trends in the cosmetics industries;

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actual or anticipated changes in earnings estimates, development timelines or recommendations by securities analysts;

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announcement or expectation of additional financing efforts;

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sales of common stock by us or our stockholders in the future, as well as the overall trading volume of our common stock; and

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the other factors described in this “Risk Factors” section and the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2023 and subsequently filed quarterly reports on Form 10-Q.

In the past, following periods of volatility in companies’ stock prices, securities class-action litigation has often been instituted against such companies. Such litigation, if instituted against us, could result in substantial costs and diversion of management’s attention and resources, which could materially and adversely affect our business and financial condition.

The Selling Stockholders may sell a substantial number of shares of our common stock in this offering, which could cause the price of our common stock to decline.

In this offering, the Selling Stockholders are offering shares of our common stock. The existence of the potential additional shares of our common stock in the public market, or the perception that such additional shares may be in the market, could adversely affect the price of our common stock. We cannot predict the effect, if any, that market sales of those shares of common stock or the availability of those shares of common stock for sale will have on the market price of our common stock.

Future resales of common stock may cause the market price of our securities to drop significantly, even if our business is doing well.

Sales of a substantial number of shares of our common stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our common stock.

As restrictions on resale end and registration statements for the sale of the shares held by parties who have contractual registration rights are available for use, the sale or possibility of sale of these shares could have the effect of increasing the volatility in the market price of our common stock, or decreasing the market price itself. As a result of any such decreases in price of our common stock, purchasers who acquire shares of our common stock may lose some or all of their investment.

Any significant downward pressure on the price of our common stock as the Selling Stockholders sell the shares of our common stock, or the prospect of such shares could encourage short sales by the Selling Stockholders or others. Any such short sales could place further downward pressure on the price of our common stock.

We are an “emerging growth company,” and the reduced disclosure requirements applicable to emerging growth companies may make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act. For so long as we remain an emerging growth company, we will be permitted to and intend to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. These exemptions include:

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not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting;

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not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

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reduced disclosure obligations regarding executive compensation; and

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exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We may choose to take advantage of some, but not all, of the available exemptions. We cannot predict whether investors will find our common stock less attractive if we rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and the price of our common stock price may be more volatile.

We do not anticipate paying any cash dividends on our capital stock in the foreseeable future; capital appreciation, if any, will be your sole source of gain as a holder of our common stock.

We have never declared or paid cash dividends on shares of our capital stock. We currently plan to retain all of our future earnings, if any, and any cash received as a result of future financings to finance the growth and development of our business. Accordingly, capital appreciation, if any, of our common stock will be the sole source of gain for holders of our common stock for the foreseeable future.

We have received written notice from Nasdaq that we are not in compliance with their continued listing requirements and, if we are unable to regain compliance with these requirements, we could be delisted from the Nasdaq Capital Market, which would negatively impact our business, our ability to raise capital, and the market price and liquidity of our common stock.

Although our common stock is currently listed on the Nasdaq Capital Market, we may not be able to continue to meet this exchange’s minimum listing requirements for continued listing.

On August 30, 2024, we received a letter from the Listing Qualifications Department of Nasdaq (the “Department”), notifying us that we are not in compliance with Nasdaq Listing Rule 5550(b)(2) as a result of our Market Value of Listed Securities (the “MVLS”) falling below the minimum of $35 million required for continued listing on the Nasdaq Capital Market (the “MVLS Requirement”) from July 15, 2024 to August 29, 2024.

In accordance with Nasdaq Listing Rule 5810(c)(3)(C), Nasdaq has provided us with 180 calendar days, or until February 26, 2025, to regain compliance with the MVLS Requirement. To regain compliance during the 180-day period, our MVLS must be at least $35 million for a minimum of ten consecutive business days at any time during this period, after which Nasdaq will provide us with written confirmation of compliance and the matter will be closed. If we do not regain compliance with the MVLS Requirement by February 26, 2025, or qualify under an alternative listing standard, we will receive written notification from Nasdaq that our securities are subject to delisting. At that time, we may appeal any such delisting determination to a Nasdaq hearings panel.

On September 30, 2024, we received a letter from the Department notifying us that, based upon the closing bid price of our common stock for the 31 consecutive business days from August 15, 2024 to September 27, 2024, we no longer meet the requirement to maintain a minimum bid price of $1.00 per share, as set forth in Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”).

In accordance with Nasdaq Listing Rule 5810(c)(3)(A), Nasdaq has provided us with 180 calendar days, or until March 31, 2025, to regain compliance with the Minimum Bid Price Requirement. To regain compliance, the closing bid price of our common stock must be at least $1.00 per share for a minimum of ten consecutive business days at any time during this 180-day period, after which Nasdaq will provide us with written confirmation of compliance and the matter will be closed. If we do not regain compliance with the Minimum Bid Price Requirement by March 31, 2025, Nasdaq may grant us an additional compliance period of 180 calendar days to regain compliance with the Minimum Bid Price Requirement if we meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for the Nasdaq Capital Market, with the exception of the Minimum Bid Price Requirement, and provide written notice to Nasdaq of our intent to cure the deficiency during this second compliance period. However, if it appears to the Nasdaq staff that we will not be able to cure the deficiency or if we do not qualify for the second compliance period or fail to regain compliance during the second 180-day compliance period, Nasdaq will provide us notice that our common stock will be subject to delisting. At that time, we may appeal any such delisting determination to a Nasdaq hearings panel.

We may undertake a reverse stock split in order to increase the market price of our common stock so that we are able to regain compliance with the Minimum Bid Price Requirement. However, the effect of a reverse stock split upon the market price of our common stock cannot be predicted with any certainty, and the history of similar reverse stock splits for companies in like circumstances is varied. The price per share of our common stock after a reverse stock split may not reflect the exchange ratio implemented by the Company’s Board of Directors (the “Board”) and the price per share following the effective time of such reverse stock split may not be maintained for any period of time following the reverse stock split. If a reverse stock split is consummated and the trading price of the common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the reverse stock split. Even if the market price per post-reverse stock split share of our common stock remains in excess of $1.00 per share, we may be delisted due to a failure to meet other continued listing requirements, including Nasdaq requirements related to the minimum stockholders’ equity, the minimum number of shares that must be in the public float, the minimum market value of the public float and the minimum number of round lot holders.

Even if we regain compliance with the MVLS Requirement and the Minimum Bid Price Requirement, there is no guarantee that we will remain in compliance with such listing requirements or other listing requirements in the future. Any failure to maintain compliance with continued listing requirements of the Nasdaq Capital Market could result in delisting of our common stock from the Nasdaq Capital Market and negatively impact the Company and holders of our common stock, including by reducing the willingness of investors to hold our common stock because of the resulting decreased price, liquidity and trading of our common stock, limited availability of price quotations and reduced news and analyst coverage. Delisting may adversely impact the perception of our financial condition, cause reputational harm with investors, our employees and parties conducting business with us and limit our access to debt and equity financing.

Provisions in our Certificate of Incorporation and Delaware law may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our common stock and could entrench management.

Our Certificate of Incorporation contains provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. These provisions include a staggered Board and the ability of the Board to designate the terms of and issue new series of preferred shares, which may make the removal of management more difficult and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

We are also subject to anti-takeover provisions under Delaware law, which could delay or prevent a change of control. Together these provisions may make the removal of management more difficult and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

We may not receive any additional funds upon the exercise of the Common Stock Warrants.

If we receive Stockholder Approval, the Common Stock Warrants may be exercised by way of cashless exercise, in which case the holder would not pay a cash purchase price upon exercise, but instead would receive upon such exercise the number of shares equal to the aggregate number of shares of common stock that would be issuable upon a cash exercise of such Common Stock Warrants less the number of shares which, when multiplied by the daily volume weighted average price on such exercise date, would equal the exercise price required for a cash exercise of such Common Stock Warrants. Accordingly, we may not receive any additional funds upon the exercise of the Common Stock Warrants.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale or other disposition of shares of our common stock held by the Selling Stockholders pursuant to this prospectus. Upon any exercise of the Common Stock Warrants by payment of cash, we will receive the exercise price of such Common Stock Warrants, which if exercised in cash with respect to all of the Common Stock Warrants, would result in gross proceeds to us of approximately $1.85 million. However, we cannot predict when and in what amounts or if the Common Stock Warrants will be exercised by payments of cash and it is possible that the Common Stock Warrants may expire and never be exercised, in which case we would not receive any cash proceeds. We expect to use any additional proceeds received from the exercise of the Common Stock Warrants to continue to build out our commercial team and for general corporate purposes.

We will bear the out-of-pocket costs, expenses and fees incurred in connection with the registration of shares of our common stock to be sold by the Selling Stockholders pursuant to this prospectus. Other than registration expenses, the Selling Stockholders will bear underwriting discounts, commissions, placement agent fees or other similar expenses payable with respect to sales of shares of our common stock.

SELLING STOCKHOLDERS

The shares of common stock being offered by the Selling Stockholders are (i) the Securities Purchase Agreement Shares previously issued to the Private Placement Investors, (ii) the Warrant Shares issuable to the Private Placement Investors upon exercise of the Common Stock Warrants, (iii) the Closing Shares previously issued to the Seller pursuant to the Asset Purchase Agreement and (iv) the Holdback Shares issuable to the Seller under the Asset Purchase Agreement.

For additional information regarding the issuances of the Shares, see “Private Placement of Shares of Common Stock” and “Acquisition of the Elevai Skincare Business” above. We are registering the Shares in order to permit the Selling Stockholders to offer the Shares for resale from time to time. Except for the ownership of the Shares, the Selling Stockholders have not had any material relationship with us within the past three years.

The table below lists the Selling Stockholders and other information regarding the beneficial ownership of the shares of common stock by each of the Selling Stockholders. The second column lists the number of shares of common stock beneficially owned by each Selling Stockholder, based on its ownership of the shares of common stock and Common Stock Warrants as of January 31, 2025, assuming exercise of the Common Stock Warrants held by the Selling Stockholders on that date, without regard to any limitations on exercise.

The third column lists the shares of common stock being offered by this prospectus by the Selling Stockholders.

In accordance with the terms of the Registration Rights Agreement with the Private Placement Investors, this prospectus generally covers the resale of the sum of (i) the number of shares of common stock issued to the Private Placement Investors in the “Private Placement of Shares of Common Stock and Common Stock Warrants” described above, and (ii) the maximum number of shares of common stock issuable upon exercise of the related Common Stock Warrants, determined as if the outstanding Common Stock Warrants were exercised in full as of the trading day immediately preceding the date this Registration Statement was initially filed with the SEC, each as of the trading day immediately preceding the applicable date of determination and all subject to adjustment as provided in the Registration Statement, without regard to any limitations on the exercise of the Common Stock Warrants.

In accordance with the terms of the Asset Purchase Agreement, this prospectus generally covers the resale of all of the Closing Shares and the Holdback Shares.

The fourth column assumes the sale of all of the shares offered by the Selling Stockholders pursuant to this prospectus.

The Selling Stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Under the terms of the Common Stock Warrants, a Selling Stockholder may not exercise any such Common Stock Warrants to the extent such exercise would cause such Selling Stockholder, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 4.99% of the outstanding shares of the Company (the “Beneficial Ownership Limitation”). The Beneficial Ownership Limitation may be increased or decreased, provided that in no event shall it exceed 9.99%, upon notice to us, provided that any increase in the beneficial ownership limitation shall not be effective until 61 days following the receipt of such notice by us. In addition, the terms of Common Stock Warrants provide that they will not be exercisable until the first trading day immediately following the Stockholder Approval. As of the date of this prospectus, we have not obtained such Stockholder Approval and, therefore, in accordance with the terms of the Common Stock Warrants, at this time, none of the Common Stock Warrants are exercisable for shares of our common stock. The number of shares in the second and fourth columns do not reflect the foregoing limitations.

In the fifth column in the table below, the percentage of shares owned after the offering is based on 30,119,843 shares of common stock outstanding as of January 31, 2025. This information has been obtained from the Selling Stockholders. Except as indicated in the footnotes to the table, we believe each Selling Stockholder possesses sole voting and investment power with respect to all of the Shares reflected as owned by such Selling Stockholder.

			After Offering
Name and Address	Number of Shares of Common Stock Owned Prior to Offering	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Owned After Offering	Percentage of Shares Beneficially Owned
Edgar D. Jannotta Jr. Revocable Trust(1)	3,043,478	3,043,478	-	-
Granite Creek Exempt Trust(2)	2,979,330	2,608,694	370,636	1.2%
Alta Partners LLC(3)	2,173,912	2,173,912	-	-
Warwick Capital Partners LLC(4)	2,173,912	2,173,912	-	-
Stephen D’Antonio(5)	1,415,457	1,304,346	111,111	*
Elevai Skincare, Inc. (6)	1,149,226	1,267,040	-	-
Montauk, LLC(7)	1,198,067	1,086,956	111,111	*
Stephen R. Quazzo Trust(8)	914,008	869,564	44,444	*
Trust for the Descendants of Charles and Elizabeth Kontulis(9)	914,008	869,564	44,444	*
Polaris Prime Small Cap Value, L.P. (10)	479,226	434,782	44,444	*
Maxwell H. Jannotta Revocable Trust(11)	434,782	434,782	-	-
Samantha R. Jannotta Revocable Trust(12)	434,782	434,782	-	-
Alpert Family Trust(13)	349,756	260,868	88,888	*
George Jacob Savage(14)	261,834	217,390	44,444	*
Frederick Collins (15)	222,390	217,390	5,000	*

* Less than 1%

(1) Maximum number of shares of common stock to be sold pursuant to this prospectus includes 1,521,739 Warrant Shares issuable upon exercise of the Common Stock Warrants following Stockholder Approval. Edgar D. Jannotta Jr., as Trustee, may be deemed to be the beneficial owner of the shares held by the Edgar D. Jannotta Jr. Revocable Trust. The address of the Edgar D. Jannotta Jr. Revocable Trust is PO Box 504, Teton Village, WY 83025.

(2) Maximum number of shares of common stock to be sold pursuant to this prospectus includes 1,304,347 Warrant Shares issuable upon exercise of the Common Stock Warrants following Stockholder Approval. Erika C. Pearsall, as Trustee, may be deemed to be the beneficial owner of the shares held by the Granite Creek Exempt Trust. The address of the Granite Creek Exempt Trust is PO Box 504, Teton Village, WY 83025.

(3) Maximum number of shares of common stock to be sold pursuant to this prospectus includes 1,086,956 Warrant Shares issuable upon exercise of the Common Stock Warrants following Stockholder Approval. Steven Cohen, as Managing Member, may be deemed to be the beneficial owner of the shares held by Alta Partners LLC. The address of Alta Partners LLC is 1205 Franklin Ave., Suite 320, Garden City, NY 11530.

(4) Maximum number of shares of common stock to be sold pursuant to this prospectus includes 1,086,956 Warrant Shares issuable upon exercise of the Common Stock Warrants following Stockholder Approval. Edgar D. Jannotta, as Manager, may be deemed to be the beneficial owner of the shares held by Warwick Capital Partners LLC. The address of Warwick Partners LLC is PO Box 504, Teton Village, WY 83025.

(5) Maximum number of shares of common stock to be sold pursuant to this prospectus includes 652,173 Warrant Shares issuable upon exercise of the Common Stock Warrants following Stockholder Approval. The address of Mr. D’Antonio is 18 Westbury Court, Garden City, NY 11530.

(6) The address of Elevai Skincare, Inc. is 120 Newport Center Drive, Suite 250, Newport Beach, CA 92660. Elevai Skincare, Inc. is a wholly-owned subsidiary of PMGC Holdings Inc. (Nasdaq: ELAB). The number of shares of common stock owned prior to the offering excludes the 117,814 Holdback Shares issuable to Seller pursuant to the Asset Purchase Agreement being withheld by the Company for 12 months following the Acquisition Closing to secure certain indemnification obligations.

(7) Maximum number of shares of common stock to be sold pursuant to this prospectus includes 543,478 Warrant Shares issuable upon exercise of the Common Stock Warrants following Stockholder Approval. William Laverack, Jr., as Manager, may be deemed to be the beneficial owner of the shares held by Montauk, LLC. The address of Montauk, LLC is 9424 SE Kingsley Street, Hobe Sound, FL 33455.

(8) Maximum number of shares of common stock to be sold pursuant to this prospectus includes 434,782 Warrant Shares issuable upon exercise of the Common Stock Warrants following Stockholder Approval. Steven R. Quazzo, as Trustee, may be deemed to be the beneficial owner of the shares held by The Stephen R. Quazzo Trust dated 11/9/95. The address of The Stephen R. Quazzo Trust dated 11/9/95 is 1500 N. Lake Shore Drive, Apt. 21-C, Chicago, IL 60610.

(9) Maximum number of shares of common stock to be sold pursuant to this prospectus includes 434,782 Warrant Shares issuable upon exercise of the Common Stock Warrants following Stockholder Approval. Elizabeth F. Kontulis, as Trustee, may be deemed to be the beneficial owner of the shares held by the Trust for Descendants of Charles and Elizabeth Kontulis dated 1/27/10. The address of The Trust for the Descendants of Charles and Elizabeth Kontulis dated 1/27/10 is 2000 Brush Street, Suite 440, Detroit, MI 48226.

(10) Maximum number of shares of common stock to be sold pursuant to this prospectus includes 217,391 Warrant Shares issuable upon exercise of the Common Stock Warrants following Stockholder Approval. John Pernell, Jr., managing director of Polaris Prime Small Cap Value, L.P., has voting and investment power with respect to its shares and may be deemed to be the beneficial owner of the shares held by Polaris Prime Small Cap Value, L.P. The address of Polaris Prime Small Cap Value, L.P. is 825 Low Country Boulevard, Mt. Pleasant, SC 29464.

(11) Maximum number of shares of common stock to be sold pursuant to this prospectus includes 217,391 Warrant Shares issuable upon exercise of the Common Stock Warrants following Stockholder Approval. Erika C. Pearsall, as Trustee, may be deemed to be the beneficial owner of the shares held by the Maxwell H. Jannotta Revocable Trust. The address of the Maxwell H. Jannotta Revocable Trust is PO Box 504, Teton Village, WY 83025.

(12) Maximum number of shares of common stock to be sold pursuant to this prospectus includes 217,391 Warrant Shares issuable upon exercise of the Common Stock Warrants following Stockholder Approval. Erika C. Pearsall, as Trustee, may be deemed to be the beneficial owner of the shares held by the Samantha R. Jannotta Revocable Trust. The address of the Samantha R. Jannotta Revocable Trust is PO Box 504, Teton Village, WY 83025.

(13) Maximum number of shares of common stock to be sold pursuant to this prospectus includes 130,434 Warrant Shares issuable upon exercise of the Common Stock Warrants following Stockholder Approval. Jon Alpert, as Trustee, may be deemed to be the beneficial owner of the shares held by the Alpert Family Trust. The address of the Alpert Family Trust is 41 Fresco, Irvine, CA 92603.

(14) Maximum number of shares of common stock to be sold pursuant to this prospectus includes 108,695 Warrant Shares issuable upon exercise of the Common Stock Warrants following Stockholder Approval. The address of Mr. Savage III is 1727 Park Avenue, Richmond, VA 23220.

(15) Maximum number of shares of common stock to be sold pursuant to this prospectus includes 108,695 Warrant Shares issuable upon exercise of the Common Stock Warrants following Stockholder Approval. The address of Mr. Collins is 4265 Marina City Drive #915, Marina Del Rey, CA 90292.

DESCRIPTION OF SECURITIES BEING OFFERED

The following description is a summary of some of the terms of our common stock. The descriptions in this prospectus of our securities and our organizational documents do not purport to be complete and are subject to, and qualified in their entirety by reference to, our organizational documents, copies of which have been or will be filed or incorporated by reference as exhibits to the Registration Statement of which this prospectus form a part, and the applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”).

Common Stock

General. Under the Certificate of Incorporation, the Company is authorized to issue up to 270,000,000 shares of capital stock, consisting of 250,000,000 shares of common stock and 20,000,000 shares of preferred stock, par value $0.0001 per share (preferred stock").

Voting Rights. Except as otherwise provided in the Certificate of Incorporation or Bylaws, each stockholder is entitled to one vote for each share of common stock registered in the name of such stockholder upon the books of the Company. Except as otherwise required by law or the Certificate of Incorporation, at any annual or special meeting of the stockholders of the Company, holders of common stock shall have the exclusive right to vote for the election of directors and on all other matters properly submitted to a vote of the stockholders; provided, however, that, except as otherwise required by law or the Certificate of Incorporation, holders of shares of common stock shall not be entitled to vote on any amendment to the Certificate of Incorporation that relates solely to the terms of one or more outstanding series of preferred stock if the holders of such affected series of preferred stock are entitled exclusively, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Certificate of Designation or the DGCL.

Dividends. Subject to applicable law, the rights, if any, of the holders of any outstanding series of the preferred stock, the holders of shares of common stock are entitled to receive, equally on a per share basis, such dividends and other distributions (payable in cash, property or capital stock of the Company) when, as and if declared thereon by the Board from time to time out of any assets or funds of the Company legally available therefor. The Company has not historically paid any cash dividends on the common stock to date, and it does not intend to pay cash dividends in the foreseeable future. Any future determination related to the Company’s dividend policy will be made at the discretion of the Board and will depend on a number of factors, including future earnings, capital requirements, financial conditions, future prospectus, contractual restrictions and covenants and other factors that the Board may deem relevant.

Liquidation Rights. Subject to applicable law, the rights, if any, of the holders of any outstanding series of the preferred stock, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, after payment or provision for payment of the debts and other liabilities of the Company, the holders of shares of common stock are entitled to receive all the remaining assets of the Company available for distribution to its stockholders, ratably in proportion to the number of shares held by them.

Preemptive Rights or Other Rights. No holder of shares of common stock are entitled to preemptive or subscription rights contained in the Certificate of Incorporation or in the Bylaws. There are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of holders of the common stock will be subject to those of the holders of any shares of the preferred stock that the Company may issue in the future.

Common Stock Warrants

Each Common Stock Warrant is exercisable on first trading day immediately following the Stockholder Approval at an exercise price of $0.23 per share of common stock and has a term of five years from the issuance thereof. Under the Securities Purchase Agreement, the Company has agreed to hold a special or annual meeting of its stockholders within 90 days of the execution of the Securities Purchase Agreement for the purpose of obtaining the Stockholder Approval with respect to the issuance of the Warrant Shares pursuant to the applicable rules of Nasdaq and, if Stockholder Approval is not obtained at this first meeting, to call a meeting every 90 days thereafter until the earlier of the date on which Stockholder Approval is obtained or the Common Stock Warrants are no longer outstanding.

If at any time a registration statement covering the resale of the Warrant Shares is not currently effective and available for the resale of all such shares, then the holders of such Common Stock Warrants may exercise all or any part of their respective warrants in a “cashless” or “net-issue” exercise. Furthermore, the Common Stock Warrants contain anti-dilution provisions in the case of a subdivision or combination of our shares of common stock, stock dividends, any reclassification of common stock, and corporate events such as a reorganization, consolidation, merger, or sale of all or substantially all of our assets.

The Company is prohibited from effecting an exercise of the Common Stock Warrants to the extent that, as a result of such exercise, the holder together with the holder’s affiliates, would beneficially own more than 4.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of the Warrant Shares upon exercise of the Common Stock Warrant, which beneficial ownership limitation may be increased by the holder up to, but not exceeding, 9.99%.

Anti-Takeover Effects of Provisions of Delaware Law, the Certificate of Incorporation, and the Bylaws

The following paragraphs regarding certain provisions of the DGCL, the Certificate of Incorporation, and the Bylaws are summaries of the material terms thereof and do not purport to be complete. You are urged to read the applicable provisions of the DGCL, the Certificate of Incorporation and the Bylaws.

Delaware Anti-Takeover Law. We are subject to Section 203 of the DGCL (“Section 203”). Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time that such stockholder became an interested stockholder, unless:

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prior to such time the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
•
upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by (i) persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
•
at or subsequent to such time the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

In general, Section 203 defines a business combination to include:

•
any merger or consolidation involving the corporation and the interested stockholder;
•
any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;
•
subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
•
subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or
•
the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity (other than the corporation and any direct or indirect majority-owned subsidiary of the corporation) or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with, associated with or controlling or controlled by such entity or person.

Certificate of Incorporation and Bylaws. The following provisions of the Certificate of Incorporation and Bylaws may make a change in control of the Company more difficult and could delay, defer or prevent a tender offer or other takeover attempt that a stockholder might consider to be in its best interest, including takeover attempts that might result in the payment of a premium to stockholders over the market price for their shares. These provisions also may promote the continuity of the Company’s management by making it more difficult for a person to remove or change the incumbent members of the Board. The Certificate of Incorporation and Bylaws:

•
permit the Board to issue up to 20,000,000 shares of preferred stock, with any rights, preferences and privileges as the Board may designate, including the right to approve an acquisition or other change of control;
•
provide that the number of directors of the Company may be changed only by resolution of the Board;
•
provide that, subject to the rights of any series of preferred stock to elect directors, directors may be removed only with cause by the holders of at least 66 2/3% of the voting power of the then outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class;
•
provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;
•
provide that special meetings of the Company’s stockholders may be called only by the Chairman of the Board, the President of the Company, the Board or the holders of not less than 50% of the outstanding stock entitled to vote at such meeting;
•
provide that the Board will be divided into three classes of directors, with the directors serving three-year terms, therefore making it more difficult for stockholders to change the composition of the Board; and
•
do not provide for cumulative voting rights, therefore allowing directors to be elected by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon

These provisions are intended to enhance the likelihood of continued stability in the composition of the Board and its policies and to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to reduce the Company’s vulnerability to hostile takeovers and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for the Company’s shares and may have the effect of delaying changes in control or management. As a consequence, these provisions may also inhibit fluctuations in the market price of the Company’s common stock.

Stock Exchange Listing

The common stock is listed on the Nasdaq Capital Market under the symbol “CTCX”.

Transfer Agent and Registrar

The transfer agent for the common stock is Continental Stock Transfer & Trust Company at 1 State St., 30th Floor, New York, NY 10004.

PLAN OF DISTRIBUTION

Each Selling Stockholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the Nasdaq Capital Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling securities:

•
ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•
block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•
purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•
an exchange distribution or other exchange transaction effected in accordance with the rules of the applicable exchange;

•
privately negotiated transactions;

•
settlement of short sales;

•
in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

•
through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•
a combination of any such methods of sale; or

•
any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option, forward sale or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to any applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by K&L Gates LLP, Irvine, California.

EXPERTS

The consolidated financial statements of Carmell Corporation as of December 31, 2023 and December 31, 2022, and for the years then ended, incorporated by reference in this prospectus have been audited by Adeptus Partners, LLC, an independent registered public accounting firm, as stated in their report, which is incorporated by reference herein. Such consolidated financial statements have been so incorporated by reference in reliance upon the report of such firm given upon their authority as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC as required by the Exchange Act. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including the Company.

Our website address is www.carmellcostmetics.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC, including our Annual Reports on Form 10-K; our proxy statements for our annual and special stockholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4, and 5 and Schedules 13D and 13G with respect to our securities filed on behalf of our directors and our executive officers; and amendments to those documents. The information contained on, or that may be accessed through, our website is not a part of, and is not incorporated into, this prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE

This prospectus is part of the Registration Statement, but the Registration Statement includes and incorporates by reference additional information and exhibits. The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Information that we file later with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We have filed with the SEC, and incorporate by reference in this prospectus:

•
Our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on April 1, 2024, as amended by our Amendment No. 1 to the Annual Report on Form 10-K/A filed with the SEC on April 29, 2024.

•
Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024, September 30, 2024 filed with the SEC on May 15, 2024, August 14, 2024 and November 14, 2024, respectively;

•
Our Current Reports on Form 8-K filed with the SEC on January 5, 2024, January 17, 2024 (as amended by our Current Report on Form 8-K/A filed with the SEC on January 17, 2024), January 17, 2024 (as amended by our Current Report on Form 8-K/A filed with the SEC on January 17, 2024), January 17, 2024, January 17, 2024, January 17, 2024, March 26, 2024, April 1, 2024, April 4, 2024, July 17, 2024, July 29, 2024, August 30, 2024, October 3, 2024, December 31, 2024, January 3, 2025, January 16, 2025, and January 24, 2025;

•
Our definitive Proxy Statement on Schedule 14A for our 2024 Annual Meeting of the Stockholders filed with the SEC on June 14, 2024; and

•
The description of our shares of common stock contained in our registration statement on Form 8-A12B filed with the SEC on March 16, 2021, and any amendments or reports filed updating such description.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made on or after the date of the initial filing of the Registration Statement of which this prospectus forms a part and prior to effectiveness of such Registration Statement, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

Notwithstanding the statements in the preceding paragraphs, no document, report or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” to the SEC pursuant to the Securities Exchange Act of 1934, as amended shall be incorporated by reference into this prospectus.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to Carmell Corporation, 2403 Sidney Street, Suite 300, Pittsburgh, Pennsylvania 15203, or by telephoning at (412) 894-8248. Copies of the above reports may also be accessed from our web site at www.carmellcosmetics.com. We have authorized no one to provide you with any information that differs from that contained in this prospectus. Accordingly, you should not rely on any information that is not contained in this prospectus. You should not assume that the information in this prospectus is accurate as of any date other than the date of the front cover of this prospectus.

Carmell Corporation

9,332,250 Shares of Common Stock

8,065,210 Shares of Common Stock Issuable Upon the Exercise of Warrants to Purchase Shares of Common Stock

PROSPECTUS

_________, 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following is an itemized statement of expenses of the Company in connection with the issuance and delivery of the securities being registered hereby, other than underwriting discounts and commissions:

SEC registration fee	$16,399.39
FINRA filing fee	*
Trustee fees and expenses	*
Accounting fees and expenses	*
Legal fees and expenses	*
Miscellaneous	*
Total	$16,399.39

* These fees will be dependent on the types of securities offered and number of offerings and, therefore, cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware (referred to as the “DGCL”) empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

Our third amended and restated certificate of incorporation (the “Charter”) provides that no director of ours shall be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to us or our stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) in respect of unlawful dividend payments or stock redemptions or repurchases, or (4) for any transaction from which the director derived an improper personal benefit. In addition, our Charter provides that if the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of ours shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Our Charter further provides that any repeal or modification of such article by its stockholders or amendment to the DGCL will not adversely affect any right or protection existing at the time of such repeal or modification with respect to any acts or omissions occurring before such repeal or modification of a director serving at the time of such repeal or modification.

Our Bylaws provide that we will indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he or she is or was, or has agreed to become, the Company’s director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture or other enterprise (all such persons being referred to as an Indemnitee), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom, if such Indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. Our Bylaws also provide that we will advance expenses to Indemnitees in connection with a legal proceeding, subject to limited exceptions.

We have entered into indemnification agreements with each of our directors and executive officers. These agreements provide that we will indemnify each of our directors and such officers to the fullest extent permitted by law and our Charter and our Bylaws. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

We will also maintain a general liability insurance policy, which will cover certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits

Exhibit

Number Exhibit Description

1.1+	Form of Underwriting Agreement
2.1†

Business Combination Agreement, dated as of January 4, 2023, by and among Alpha Healthcare Acquisition Corp. III, Candy Merger Sub, Inc. and Carmell Therapeutics Corporation. (incorporated by reference to Annex A to the proxy statement/prospectus contained in the Company’s Registration Statement on S-4/A filed with the SEC on June 21, 2023).

2.2†

Asset Purchase Agreement, dated December 31, 2024, by and among Carmell Corporation, Cutis Cura Corporation, PMGC Holdings Inc. and Elevai Skincare, Inc. (incorporated by reference to Exhibit 2.1 to the Company's Current Report on Form 8-K filed with the SEC on January 3, 2025).

3.1

Third Amended and Restated Certificate of Incorporation of Carmell Therapeutics Corporation. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 20, 2023).

3.2

Amendment to Third Amended and Restated Certificate of Incorporation of Carmell Corporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 1, 2023).

3.3

Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Voting Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 14, 2023).

3.4	Bylaws of Carmell Therapeutics Corporation (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed with the SEC on July 20, 2023).
4.1	Form of Common Stock Warrant (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on December 31, 2024).
4.2	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K, filed with the SEC on December 31, 2024).
4.3

Warrant Agreement, dated July 26, 2021, by and between Alpha Healthcare Acquisition Corp. III and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 29, 2021).

4.4+	Form of Certificate representing shares of preferred stock
4.5+	Form of Certificate of Designations for preferred stock
4.6*	Form of Indenture
4.7+	Form of Senior Debt Security
4.8+	Form of Subordinated Debt Security
4.9+	Form of Warrant
4.10+	Form of Unit Certificate
5.1*	Opinion of K&L Gates LLP
23.1*	Consent of Adeptus Partners, LLC.
23.2*	Consent of K&L Gates LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on signature page).
25.1^	Form T-1 Statement of Eligibility of Trustee under the Trust Indenture Act of 1939, as amended
107*	Filing Fee Table.

† Annexes, schedules and exhibits to this Exhibit omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

* Filed herewith.

+ To be filed, if necessary, with a Current Report on Form 8-K or a Post-Effective Amendment to the registration statement.

^ To be filed, if necessary, pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.

(b) Financial Statement Schedules

All schedules have been omitted as not applicable or not required under the rules of Regulation S-X.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

A. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

B. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

D. That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

E. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, State of Pennsylvania on this 3rd day of February, 2025.

Carmell Corporation

By: /s/ Rajiv Shulka

Name: Rajiv Shukla

Title: Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Rajiv Shukla and Bryan J. Cassaday, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her, and in his or her name in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or either of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

Signatures	Title	Date
/s/ Rajiv Shukla	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	February 3, 2025
Rajiv Shukla
/s/ Bryan J. Cassaday	Chief Financial Officer (Principal Financial and Accounting Officer)	February 3, 2025
Bryan J. Cassaday
/s/ Scott Frisch	Director	February 3, 2025
Scott Frisch
/s/ Kathryn Gregory	Director	February 3, 2025
Kathryn Gregory
/s/ Gilles Spenlehauer	Director	February 3, 2025
Gilles Spenlehauer
/s/ Patrick Sturgeon	Director	February 3, 2025
Patrick Sturgeon
/s/ Richard Upton	Director	February 3, 2025
Richard Upton